Exhibit 10.8


                           COMMERCIAL LEASE AGREEMENT

      THIS LEASE is dated March 25, 2004. It is between Two Oaks, LLC, a Minnesota limited liability company (the "Landlord"), and GreenMan Technologies of Minnesota, Inc., a Minnesota corporation (the "Tenant").

                                 R E C I T A L S

      The Landlord agrees to lease to the Tenant, and the Tenant agrees to lease from the Landlord, the Premises for the Term, at the Rent, and upon the conditions and provision set forth in this Lease.

      1. The Premises. The Premises are located at 12420 Wyoming Avenue South and 12498 Wyoming Avenue South, Savage, Minnesota, and being legally described on attached Exhibit "A."

      2. Initial Term. The Initial Term of this Lease is as follows:

      2.1 Commencement Date. The Commencement Date of the Initial Term of this Lease is April 1, 2004. Any occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the conditions and provisions of this Lease other than the obligation to pay Rent and Additional Rent, which shall be prorated monthly.

      2.2 Initial Term. The Initial Term shall be a period of twelve (12) years from the Commencement Date.

      2.3 Hold Over Term. If the Tenant remains in possession of the Premises after the expiration of the Initial Term of this Lease and has not exercised its option to extend as provided for in Section 4, and the Landlord accepts rent from the Tenant, a month-to-month tenancy shall result having the conditions and provisions of this Lease, terminable by the Landlord or Tenant at the end of any calendar month upon at least ninety (90) days' prior notice by the terminating party to the other.

      3. Rent. During the Initial Term of this Lease, the Tenant shall pay Rent to the Landlord at the Landlord's address, or to whomever and/or wherever the Landlord may designate by notice to the Tenant. The amount and payment of Rent by the Tenant to or for the benefit of the Landlord, without any right of deduction, setoff or counterclaim on the part of Tenant, is as follows:

      3.1 Base Rent. The Tenant shall pay, as Base Rent the monthly amounts set forth below:


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

       Month of Term                                      Monthly Base Rent
       -------------                                      -----------------

       1-48                                               $16,250

       49-96                                               17,550

       97-144                                              18,955

      Said monthly payment shall be due and payable by Tenant in advance on the first day of each calendar month during the term of this Lease, or any extension or renewal thereof.

      3.2 Additional Rent. The Tenant shall pay the following Additional Rent which shall be due and payable upon the Tenant's receipt of a statement for it except as otherwise provided:

            3.2.1 Real Estate Taxes. All real estate taxes and all assessments for special improvements and any taxes in lieu thereof which may be levied or assessed upon the Real Property payable in any year within the TermInitial Term and any extension thereof. Taxes and installments of special assessments payable during any partial year of the Initial Term and any extensions thereof shall be prorated on a calendar year basis. At the option of the Landlord, this Additional Rent shall be due and payable with the Base Rent in advance in equal monthly installments equal to one-twelfth (1/12th) of such taxes and assessments due and payable during the then calendar year.

            3.2.2 Insurance. All premiums and expenses necessary for the
                  Landlord to obtain and maintain policies of casualty loss insurance, comprehensive general liability insurance (the Landlord's risk only), and commercial umbrella liability insurance with a company or companies and having terms, provisions, and coverage reasonably acceptable to the Landlord in an amount or amounts reasonably acceptable to the Landlord and naming any mortgagee of the premises as an additional insured. At the option of the Landlord, this Additional Rent shall be due and payable with the Base Rent in advance in equal monthly installments equal to one-twelfth (1/12th) of such premiums and expenses payable during the policy year.

            3.2.3 Utilities. All utility charges (such as sewer, water, garbage disposal, and refuse removal as may be provided by the municipality, electricity, and gas) furnished to the Premises. Unless otherwise directed by the Landlord, any utility charge which is separately metered to the Premises shall be placed in the name of the Tenant and paid by the Tenant directly to the utility company.


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

            3.2.4 Service Contracts. Any service contract entered into by the
                  Landlord for the maintenance of the heating, ventilation, and air conditioning systems located on the Premises and/or the cleaning of sidewalks and parking areas (including snow removal) and/or the maintenance of boulevard areas contiguous to the Premises.

            3.2.5 Other Additional Rent. Any other Additional Rent provided for under other provisions of this Lease.

      4. Option to Extend Lease Term. If Tenant is not in default under this Lease, Tenant shall have the option to extend this lease for two (2) additional terms of four (4) years each (each, a "Renewal Term"), upon notification to Landlord of Tenant's intention to extend one (1) year prior to the end of the Initial Term and the first Renewal Term. The extensions, if any, shall be upon the same terms and conditions as set forth herein, provided, however, the Base Rent shall be Twenty Thousand Eight Hundred Fifty Dollars ($20,850) per month during the first renewal term and Twenty-two Thousand Nine Hundred Thirty-five Dollars ($22,935) per month during the second renewal term.

      5. Right of First Refusal. Landlord grants Tenant the following right of first refusal subject to the following terms and conditions:

      5.1 Landlord grants to Tenant the Right of First Refusal (the "Option") to purchase the Property, upon the same terms as a bona fide offer, except as otherwise provided in this paragraph 5.1, in the event that Landlord receives a bona fide offer to purchase the entire Property, if Tenant is not in default under this Lease at the time Landlord receives such bona fide offer or, if Tenant is in default at the time of receipt of the bona fide offer, Tenant cures such default within the time specified for cure. Any transfer of the Property by Landlord to any principal of Landlord or an immediate family member of any principal, an affiliate, subsidiary, or parent company of Landlord, or to another entity controlled by the same principals as control Landlord, shall not trigger the Right of First Refusal (provided, however, that as a condition of any such transfer, the transferee shall agree to be bound by all of the terms of this Lease, including this Section 5). The offer shall be extended in writing to Tenant and shall contain a complete description of the price, terms and conditions offered to Landlord by the proposed transferee. If Tenant does not notify Landlord within fifteen (15) days of its exercise of the Option, Landlord may transfer its interest in the Property to the prospective purchaser named in the third-party offer, such transfer to be made in all material respects in accordance with the terms and conditions stated in the third-party offer. However, if the Landlord fails to make such transfer, the interest of the Landlord in the Premises shall again be subject to the Right of First Refusal and the conditions herein provided.

      5.2 The Tenant shall exercise the Option by (a) giving Landlord written notice of its intent to exercise the Option, which notice shall be given to Landlord in accordance with Section 22 of this Lease within fifteen (15) days from the date of Landlord's notice to Tenant; and


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

            (b) delivering to Landlord with such notice a cashier's or certified check payable to Landlord in the amount of Fifty Thousand Dollars ($50,000) or such amount offered by any third party if greater than Fifty Thousand Dollars ($50,000) (the "Earnest Money") as a good faith deposit.

      5.3 Title and Examination. Within a reasonable time after Tenant exercises the Option, Landlord shall provide evidence of title, which shall include proper searches covering bankruptcies, state and federal judgments and liens, and pending special assessments in the form of a commitment for an owner's policy of title insurance on a current ALTA form issued by an insurer licensed to write title insurance in Minnesota. Landlord shall pay the cost of the title commitment, and Tenant shall pay the cost of an owner's policy, including the entire premium for the owner and a lender, if any. The closing date may, in Landlord's sole discretion, be extended as necessary until Landlord is able to provide such marketable title, but not exceed ninety (90) days from the date of any objection to title by Tenant.

      5.4 Deed. If Tenant exercises the Option, upon payment of the purchase price for the Property, Landlord shall convey the Property to Tenant, by general Warranty Deed, free and clear of all liens, restrictions and encumbrances, but subject to (a) building and zoning laws, ordinances, state and federal regulations; (b) restrictions relating to use or improvement of the Property without effective forfeiture provisions; (c) reservation of mineral rights by the State of Minnesota; and (d) utility and drainage easements which do not interfere with existing improvements.

      5.5 Proration of Taxes. Tenant shall be responsible for all taxes and special assessments as provided in this Lease.

      5.6 Closing. The closing shall be held on a date that is mutually acceptable to Landlord and Tenant and that is no more than one hundred twenty (120) days from the date on which Tenant gave notice of its election to exercise the Option. At the closing, Tenant shall pay the purchase price by cashier's or certified check or by wire transfer of funds in accordance with Landlord's wire transfer instructions given to Tenant, less the Earnest Money.

      5.7 Default. If, after exercising the Option, Tenant fails to close the purchase transaction through no fault of Landlord, then Landlord may cancel the contract and retain the Earnest Money as liquidated damages for Tenant's failure to perform. Landlord shall also be entitled to utilize any and all remedies or action at law or in equity available to Landlord and shall be entitled to recover all reasonable costs and attorney's fees incurred by Landlord as a result of Tenant's failure to perform. If through the fault of Landlord the purchase transaction fails to close, Tenant shall be entitled to the prompt return of the Ernest Money. Tenant shall also be entitled to utilize any and all remedies or action at law or in equity available to Tenant and shall be entitled to recover all reasonable costs and attorney's fees incurred by Tenant as a result of Landlord's failure to perform . However, any action by either Landlord or Tenant must be commenced within six (6) months after such right of action arises or shall be barred.


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

      6. Use of Premises. The Landlord covenants that, if the Tenant pays the Rent and complies with the conditions and provisions set forth in this Lease, the Tenant shall have and quietly enjoy Use of the Premises during the Term of this Lease, subject to and together with the following restrictions, obligations and rights:

      6.1 Permitted Use. The premises may be used for the operation of tire recycling facilities and any other lawful purpose. The Landlord disclaims any warranty that the Premises are suitable for the Permitted Use, and the Tenant acknowledges that the Tenant has had full opportunity to make the Tenant's own determination as to the suitability of the Premises, including the physical structure, the type and level of the utilities servicing it, and the applicable zoning category.

      6.2 Specific Restrictions on Use. The Tenant shall not commit or permit waste to occur on the Premises; nor shall the Tenant commit or permit any act to be performed or any omission to occur on the Premises which would be in violation of any statute, regulation or ordinance of any governmental body, or constitute a nuisance .

      6.3 Alterations and Improvements to Premises. The Tenant accepts the Premises "As Is" and by taking possession under this Lease acknowledges the same to be in tenantable condition and in all respects acceptable to the Tenant without any obligation on the part of the Landlord, or the right of the Tenant, to in any way alter or improve the Premises, structurally or otherwise except as to those alterations and/or improvements consented to by the Landlord prior to being made. The Tenant shall not permit any mechanics or similar liens to remain upon the Premises for labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises, at the direction or with the consent of Tenant, whether such work was performed or materials furnished before or after the Commencement Date of the Term of this Lease.

      6.4 Signs. The Tenant shall not place any signs, awnings, canopies, lettering, placards, decorations or advertising media of any type on, or visible from, the exterior of the Premises other than those currently existing at the signing of this L ease without obtaining, on each occasion, the prior consent of the Landlord. The

            Tenant shall remove all signs (other than those currently existing at the signing of this Lease) at the end of the Term of this Lease and restore the affected area to its original condition.

      6.5 Maintenance. The respective obligations of the Landlord and of the Tenant to maintain and repair the Premises are as follows:

            6.5.1 Landlord Maintenance Obligations. Tenant is leasing the
                  Premises in their "as is" condition and Landlord shall have no obligation to repair, maintain, or replace any portion of the Premises.

            6.5.2 Tenant Maintenance Obligations. The Tenant shall maintain and repair, at its sole expense, the roof, the exterior of the outside walls, and all structural members of the Premises, and the heating, ventilation and air conditioning systems. The Tenant shall also maintain and repair, at the Tenant's expense, all other elements of the Premises including, but not limited to, the interior of all walls, ceilings and floors, the plate glass windows, the heating, ventilation, air conditioning, electrical and plumbing systems. The Tenant shall further provide for the cleaning of sidewalks (including snow removal), and the maintenance of boulevard areas as are contiguous to the Premises. The Tenant shall store all garbage and refuse in closed containers which shall be located in the rear delivery driveway in an area contiguous to the Premises and not on the city sidewalk. The Tenant shall remove or cause to be removed all such garbage and refuse from the Premises at least once a week to the extent that removal is not provided for by the city.

      6.6 Reservation of Rights by Landlord. The Landlord and the Landlord's agents may enter the property at reasonable hours to repair or inspect the Premises and perform any work that the Landlord decides is necessary without in any way affecting the obligations of the Tenant to pay for the same. In addition, the Landlord may show the Premises to potential tenants at reasonable hours during the last ninety (90) days of the Term of this Lease, unless Tenant has exercised its renewal options as described in Section 4. Except in the case of an emergency, the Landlord shall give the Tenant reasonable notice before entering the Premises. The Landlord shall use reasonable efforts not to unreasonably interfere with the conduct of the Tenant's business, but the Landlord shall in no event be liable to the Tenant of any damages in connection with such entry or installation.

      6.7 Assignment and Subletting. The Tenant may not assign this Lease, nor sublease any part or all of the Premises, nor permit any other person or entity to use the Premises, without the prior written consent of the Landlord. Any assignment or sublease made without the Landlord's consent will not be effective and will entitle Landlord to terminate this Lease. The Landlord may not unreasonably withhold consent. The consent by the Landlord to any assignment shall not constitute a waiver or release of the Tenant from the conditions and provisions of this Lease, nor shall the collection or acceptance of

            Rent from any third person constitute acceptance of any assignment or waiver or release of the Tenant or any transferee of any condition or provision of this Lease. Should Tenant sell its equipment and other assets located on the Premises as a going concern, Tenant shall assign this Lease rather than remove the equipment and assets to another location.

      7. Surrender of Premises. The Tenant shall give the Landlord possession of the Premises at the end of the Initial or any Renewal Term of this Lease and any alterations and/or improvements made by the Tenant to the Premises shall become the property of the Landlord unless the Landlord requires specific items to be removed by the Tenant, at the Tenant's cost, in which event the Tenant shall do so prior to the end of the Initial or any Renewal Term of this Lease and shall repair any damage caused by the removal. When the Tenant moves out, the Tenant shall leave the Premises in as good a condition as it was on the Commencement Date, with the exception of reasonable wear and tear.

      8. Abandoned Personal Property. When the Landlord recovers possession of the Premises, the Landlord may consider the Tenant's personal property on or in the Premises to have been abandoned. The Landlord may then dispose of the personal property in any manner that the Landlord thinks is proper. The Landlord shall not be liable to the Tenant for disposing of the personal property.

      9. Default. The failure to pay the Rent when due or the material violation of any material condition or provision of this Lease shall, after notice and a reasonable opportunity to cure (not to exceed fifteen (15) days in the case of failure to pay Rent when due), constitute a Default under this Lease. In the event of a Default by the Tenant, the Landlord may exercise any one or more rights and remedies in any order and/or combination without having made an election of remedies, including the following: the Landlord may, but shall not be required to, cure the default and the cost of such cure shall be paid to the Landlord by the Tenant as Additional Rent; the Landlord may terminate this Lease ; and/or, the Landlord, , may enter upon and repossess the Premises and remove the Tenant and all other persons and property from the Premises. Landlord without being obligated to, may attempt to release the Premises for the account of the Tenant, in the name of the Landlord or otherwise, for such Term and upon such conditions and provisions as the Landlord may determine and the Landlord may, but shall not be obligated to, collect and receive the Rent with any such Rent being applied against the Tenant's obligations under this Lease. No termination of this Lease or repossession of the Premises, whether with or without the Tenant's consent, shall relieve the Tenant of the Tenant's liabilities and obligations under this Lease. In the event of termination and/or repossession, whether or not the Premises have been released, the Tenant shall pay to the Landlord the Rent up to the time of the termination and/or repossession, and, thereafter, the Tenant shall continue to pay to the Landlord when due under the Lease (and not on an accelerated basis), as liquidated damages for the Tenant's Default, the equivalent of the amount of the Rent for the unexpired portion of the Term of this Lease, less the net proceeds, if any, of any releasing after deduction of the Landlord's expenses in connection with the releasing including leasehold improvements. The Tenant waives any and all rights of set off which the Tenant may have or claim to have against the Landlord in any action taken by the Landlord to enforce the conditions and provisions of this Lease. No act or failure to act by the Landlord shall constitute a waiver by the Landlord of any right, nor shall any waiver by the Landlord of a right, unless in writing, discharge the Tenant or affect the ability of the Landlord to subsequently enforce that right. The Landlord, as Additional Rent, shall be entitled to reimbursement upon demand of all reasonable attorneys' fees, costs and expenses incurred by the Landlord in connection with the Default or claimed Default under this Lease.

      10. Service and Return Check Charges. In addition to any other remedy of the Landlord, the Tenant shall pay to the Landlord, as Additional Rent, Two Hundred Dollars ($200) and interest at ten percent (10%) per annum on any payment of Rent then due for each and every payment of Rent not received by the Landlord by 5:00 p.m. on the tenth (10th) day following the day on which the payment is due. The Tenant shall also pay, as Additional Rent, a fee of Twenty-five Dollars ($25) for each returned check if returned for any reason not the fault of the Landlord.

      11. Performance Deposit. The Tenant agrees to deposit Sixteen Thousand Two Hundred Fifty Dollars ($16,250) (the "Deposit"), payable one-half (1/2) in sixty
(60) days and the balance in one hundred twenty (120) days after the date hereof, with the Landlord upon the execution of this Lease to be held by the Landlord, without interest, as security for the full, timely and faithful performance of the Tenant's covenants under this Lease, it being expressly agreed that the Deposit is not an advance rental deposit or a measure of the Landlord's damages in case of the Tenant's default. If the Tenant is in Default, the Landlord may, without prejudice to any other remedy, use the Deposit to the extent necessary to make good any arrears of Rent or other payments due from the Tenant, and any other damage, injury, expense or liability caused by the Tenant's Default; and the Tenant shall pay to the Landlord on demand the amount so applied in order to restore the Deposit to its original amount. Although the Deposit shall be deemed the property of the Landlord, any remaining balance of the Deposit shall be returned by the Landlord to the Tenant after termination of this Lease when the Landlord has determined that all of the Tenant's covenants under this Lease have been fulfilled. Subject to the other conditions and provisions contained in this Lease, if the Premises are conveyed by the Landlord, the Deposit may be turned over to the Landlord's grantee, and if so, upon written acceptance thereof by such grantee, the Tenant releases the Landlord from any and all liability with respect to the Deposit and its application or return.

      12. The Tenant grants to the Landlord a lien and security interest under the Uniform Commercial Code in all fixtures of Tenant now or hereafter placed on the Premises. The Tenant agrees to execute such financing statements as the Landlord may from time to time request in order to perfect this security interest. The Landlord may file a copy of this Lease as a financing statement. The Landlord, as secured party, shall be entitled to all of the rights and remedies available to a secured party under the Uniform Commercial Code. The Landlord's lien and security interest is and shall remain subject and subordinate to any lien securing bona fide purchase money financing of any of the property in question in favor of a party unaffiliated with the Tenant.


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

Landlord agrees to execute such additional subordination agreements and waivers as may be reasonably requested by any party unaffiliated with the Tenant that has provided or provides purchase money financing to the Tenant.

      13. Release and Indemnification. All persons and property on the Premises shall be there at the sole risk of the Tenant. The Landlord (including the officers, employees and agents of the Landlord) shall not be liable to the Tenant, or to those claiming through or under the Tenant, for injury, death, damage or loss to person or property regardless of the cause unless the result of the intentional acts or gross negligence of the Landlord, and the Tenant assumes all liability and obligation and indemnifies and saves harmless the Landlord against all liabilities, obligations, costs and other expenses, including reasonable attorneys' fees, which may be imposed upon, incurred by, or asserted against the Landlord, or the Real Property by reason of, or arising out of the Tenant's Use of the Premises.

      14. Tenant's Insurance. The Tenant, at the Tenant's own cost and expense, shall obtain and maintain during the Term of this Lease the following insurance:
(a) Comprehensive General Liability Insurance, such insurance to afford minimum protection of not less than Two Million Dollars ($2,000,000), each occurrence and Ten Million Dollars ($10,000,000) annual aggregate, which insurance shall name the Tenant as a named insured, and the Landlord and any mortgagee as additional insureds; and, (b) Business Interruption Insurance, sufficient to cover the Tenant's obligations under this Lease. All such insurance shall be effective under valid and enforceable policies (which may cover the Premises and other locations), shall be issued by insurers of recognized responsibility reasonably acceptable by the Landlord, and shall contain a provision whereby the insurer agrees not to cancel the insurance without thirty (30) days' prior written notice to the Landlord. On or before the commencement of the Initial Term of this Lease, the Tenant shall furnish to the Landlord a certificate evidencing the required insurance coverage, and renewal certificates shall be furnished to the Landlord at least thirty (30) days prior to the expiration date of each policy for which a certificate was previously furnished.

      15. Waiver of Subrogation. The Tenant and Landlord each waives all rights of subrogation with respect to the other party for loss or damage covered by insurance or coverable by the insurance required in this Lease, even if such loss or damage shall be the fault or negligence of the other party or anyone for whom such party may be responsible

      16. Condemnation. If all or any part of the Real Property is taken by condemnation or the right of eminent domain or purchased under threat of condemnation by any governmental authority, this Lease at the option of the Landlord, shall terminate as of the date when the condemning authority takes possession of the Real Property. Should this Lease not be terminated and the Premises, or any part of the Premises, are not tenantable, Tenant's obligations under this Lease shall be prorated or equitably abated until the Premises are restored to a tenantable condition. The Tenant shall have no claim against the condemning authority, the Landlord, or otherwise for any portion of the amount that may be awarded as damages as a result of the taking, condemnation, or purchase or for the value of any unexpired Term of this Lease; provided that the Landlord shall not be entitled to any separate award made to the Tenant for loss of business or costs of relocation.


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

      17. Damage by Fire or Other Casualty. If all or any part of the Real Property is damaged by fire or other casualty, this Lease, at the option of the Landlord, shall terminate. Should this Lease not be terminated by Landlord and the Premises, or any part of the Premises, are not tenantable, Tenant may elect to terminate this Lease upon notice to Landlord with no further liability to Landlord for any period after such termination if Landlord has not made material efforts to repair such damage by fire or other casualty. The Tenant shall have no claim against the Landlord, or otherwise for any portion of the insurance proceeds that may be payable; provided that the Landlord shall not be entitled to any separate award made to the Tenant for loss of business or costs of relocation payable under the Tenant's insurance.

      18. Sale of the Real Property. The Landlord has the right to sell the Real Property subject to the terms and conditions of this Lease; provided, however, that as a condition of such sale, the purchaser shall agree to be bound by this Lease and shall assume and carry out all of the covenants and obligations of the Landlord in this Lease. In the event of a sale, the Landlord shall be relieved of all of the covenants and obligations created by this Lease .

      19. Subordination. This Lease is, and shall be, subordinate or superior, at the option of the Landlord, to any mortgage or any other hypothecation for security which has been or which hereafter may be placed by the Landlord upon the Real Property, and that the subordination or superiority, depending on the Landlord's election from time to time, shall be effective without any further act by the Tenant; provided that the subordination shall be upon the express condition that this Lease be recognized by any mortgagee, and/or their successors or assigns, and that Tenant's right of quiet enjoyment of the Premises and the other rights of the Tenant shall remain in full force and effect during the Term of this Lease as long as the Tenant shall continue to perform all of the covenants and conditions of this Lease and shall not be in Default.

      20. Attornment. In the event any proceedings are brought for the foreclosure of any mortgage on the Real Property, or in the event of exercise of the power of sale under any mortgage on the Real Property, the Tenant shall attorn to the purchaser upon the foreclosure sale and recognize the purchaser as the Landlord under this Lease.

      21. Estoppel Certificate. Within ten (10) days after written request by the Landlord, Tenant shall deliver a reasonable estoppel certificate to any proposed mortgagee or purchaser or to the Landlord certifying that this Lease is unmodified and in full force and effect (or stating what modifications exist) and that there are no defenses or offsets thereto (or stating those claimed by the Tenant). In the event Tenant fails to deliver said estoppel certificate within ten (10) days after the request, the Tenant irrevocably appoints the Landlord as the attorney-in-fact of Tenant to execute and deliver the estoppel certificate; provided, however, that Tenant shall not


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

be bound by, or liable for, any statements made by the Landlord which are inconsistent with this Lease or facts as they exist at such time.

      22. Notices. All consents, notices of other communications permitted or required by this Lease shall be in writing and hand delivered or sent, postage prepaid, by certified mail, return receipt requested, to the Landlord at the Landlord's address the end of this Lease and to the Tenant at the address of the Premises. The time at which such writing shall be deemed to have been given or served shall be the time of its delivery, if in person, or deposit, if mailed. Any party may change its address by giving notice in writing, stating its new address, to any other party. Upon the giving of the notice, the newly designated address shall be that party's address for the purposes notice under this Lease.

      23. Joint and Several Liability. If two or more parties are referred to collectively under one designation, the liability of each shall be joint and several.

      24. Heirs and Assigns. The terms of this Lease apply to the Tenant and the Landlord. The terms of this Lease also apply to any heirs, legal representatives of the Tenant and their successors and assigns or the Landlord and any person to whom this Lease is assigned.

      25. Time. Time is of the essence.

      26. Entire Agreement. This Lease, including the exhibits, contains the entire agreement of the parties and any and all discussions, representations and understandings are merged herein. It may not be changed orally but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification, extension or discharge is sought.

      27. Governing Law. This Lease Agreement shall be subject to and governed by the laws of the State of Minnesota.

      28. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS LEASE WAIVES THE RIGHT TO TRIAL BY A JURY OF ANY MATTERS ARISING OUT OF THIS LEASE. Each of the parties to this Lease agrees that in the event any party to this Lease commences an action to enforce the terms of this Lease or for breach of this Lease, such action shall be venued in either the United States District Court sitting in Hennepin County, Minnesota or the Minnesota District Court in and for Scott County.

      29. Memorandum of Lease. This Lease shall not be recorded. The Landlord and the Tenant shall, at the option of the Landlord or the Tenant, execute and deliver a memorandum of this Lease in proper form for the purpose of recording, but the memorandum shall not be deemed to modify or change any of the provisions of this Lease.

      30. Contingency. This Lease is contingent upon Two Oaks, LLC, as the Assignee of Earl Fischer, successfully closing on the purchase of the premises pursuant to that Purchase Agreement dated February 21, 2004 by and between Earl Fischer and GreenMan Technologies of Minnesota, Inc. If such purchase has not been completed by 5:00 p.m. in Savage Minnesota on _____________, then this Lease shall automatically be null and void without any further action of the parties.

LANDLORD:                                      TENANT:
--------                                       ------

TWO OAKS, LLC                                  GREENMAN TECHNOLOGIES OF
                                                  MINNESOTA, INC.


By /s/ Earl Fisher                             By: /s/ Robert H. Davis
------------------                             ------------------------
    Earl Fischer, Governor and President       Its: President

STATE OF MINNESOTA)
                  )SS
COUNTY OF ________)

      The foregoing instrument was acknowledged before me this _____ day of _____________, 2004 by Earl Fischer, Governor and President of Two Oaks, LLC, a Minnesota limited liability company.


                                               --------------------------------
                                               Notary Public

STATE OF MINNESOTA)
                  )SS
COUNTY OF ________)

      The foregoing instrument was acknowledged before me this _____ day of _____________, 2004 by _________________, the _______________ of GreenMan
Technologies of Minnesota, Inc., a Minnesota corporation.


                                               --------------------------------
                                               Notary Public

                                    EXHIBIT A

      Legal Description: ______________________________